UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
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LaBarge, Inc.
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NOTICE OF

ANNUAL MEETING

AND PROXY STATEMENT

NOVEMBER 17, 2010

LaBarge, Inc.
Notice of Annual Meeting of Stockholders
NOVEMBER 17, 2010

To the Stockholders:

The Annual Meeting of Stockholders of LaBarge, Inc. (the “Company”) will be held at the offices of the Company, 9900 Clayton Road, St. Louis, Missouri, on November 17, 2010, at 4:00 P.M., St. Louis time.  Stockholders who do not attend the Annual Meeting in person are invited to listen to an audio recording of the meeting, which will be accessible on the Internet at http://www.labarge.com.

At the Annual Meeting, Common Stockholders will be asked:

1.	To elect two Class C Directors for a term ending in 2013;

2.	To consider and act upon the ratification of the selection of KPMG LLP as independent registered public accountants for fiscal 2011; and

3.	To transact such other business as may properly come before the meeting.

Only Stockholders whose names appear of record at the Company’s close of business on September 24, 2010, are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

We encourage you to vote via Internet or telephone, or you may mail your proxy.

If you receive more than one proxy card because you own shares registered in different names or at a different address, please vote each proxy as soon as possible by following the instructions on the proxy card regarding voting by Internet, telephone or mail.

By Order of the Board of Directors,
/s/DONALD H. NONNENKAMP

Donald H. Nonnenkamp
Vice President, Chief Financial Officer and Secretary

October 15, 2010

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING.  WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE VOTE YOUR PROXY.  STOCKHOLDERS CAN HELP THE COMPANY AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY VOTING THE ENCLOSED PROXY CARD.  THE PRESENCE, IN PERSON OR BY PROPERLY SUBMITTED PROXY, OF A MAJORITY OF THE COMMON STOCK OUTSTANDING ON THE RECORD DATE IS NECESSARY TO CONSTITUTE A QUORUM AT THE ANNUAL MEETING.

LaBarge, Inc.
9900 Clayton Road
St. Louis, Missouri 63124

PROXY STATEMENT
Annual Meeting of Stockholders
to be held on November 17, 2010

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on November 17, 2010.

  The Proxy Statement and Annual Report to Stockholders for the fiscal year ended June 27, 2010, are available at http://www.cfpproxy.com/5197.

This Proxy Statement and the enclosed form of proxy are being furnished to the Common Stockholders of LaBarge, Inc. (the “Company”) on or about October 15, 2010, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company, for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on November 17, 2010, at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournment of that meeting.

Holders of shares of Common Stock, par value $.01 per share (the “Common Stock”), of the Company at its close of business on September 24, 2010, (the “Record Date”) will be entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 15,958,839 shares of Common Stock were outstanding. Holders of Common Stock are entitled to one vote for each share of Common Stock held of record on the Record Date on each matter that may properly come before the Annual Meeting.

Directors will be elected by a plurality of the voting power represented and entitled to vote at the Annual Meeting. The passage of any other proposal will be determined by the affirmative vote of the majority of the voting power represented and entitled to vote at the Annual Meeting. In the election of directors, abstentions and broker non-votes will not affect the outcome except in determining the presence of a quorum; they will not be counted toward the number of votes required for any nominee’s election. An instruction to “abstain” from voting on any other proposal will have the same effect as a vote against the proposal. Broker non-votes will not be considered as present and entitled to vote on the proposals. Therefore, under applicable Delaware law, broker non-votes will have no effect on the number of affirmative votes required to adopt such proposal.

Stockholders of record on the Record Date are entitled to cast their votes in person or by properly submitted proxy at the Annual Meeting.  Stockholders wishing to vote their shares by proxy may do so either by (i) completing, signing, dating and returning the enclosed proxy card in the enclosed envelope, (ii) voting via the Internet, or (iii) voting via telephone.  Instructions for voting by Internet or telephone are contained on the proxy card.  For additional information on how to obtain directions to be able to attend the Annual Meeting and vote in person, please write to the Company’s Corporate Secretary at LaBarge, Inc., 9900 Clayton Road, St. Louis, Missouri 63124 or call (314) 997-0800. The presence, in person or by properly submitted proxy, of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting.  If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn the Annual Meeting.

All Common Stock represented at the Annual Meeting by properly submitted proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies.  If no instructions are indicated, such proxies will be voted FOR election of the Board’s nominees as directors, FOR ratification of the selection of KPMG LLP, and, at the discretion of the named proxies, on any other matters that may properly come before the Annual Meeting.  The Board of Directors of the Company does not know of any matters other than the matters described in the Notice of Annual Meeting attached to this Proxy Statement that will come before the Annual Meeting.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted.  Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) submitting a new proxy with a later date, including a proxy given via the Internet or by telephone, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).  Any written notice revoking a proxy should be sent to: Corporate Secretary, LaBarge, Inc., 9900 Clayton Road, St. Louis, Missouri 63124.

The proxies are solicited by the Board of Directors of the Company.  In addition to the use of the Internet, telephone and mail, proxies may be solicited personally or by facsimile transmission by directors, officers or regular employees of the Company.  The cost of solicitation of proxies will be borne by the Company.

A copy of the Company’s Annual Report for the fiscal year ended June 27, 2010, is being mailed to each Stockholder along with this Proxy Statement.

The date of this Proxy Statement is October 15, 2010.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into three classes, designated as Class A, Class B and Class C.  Each Director is elected for a three-year term and the term of each Class expires in a different year.  Under the Company’s bylaws, the Board of Directors has the authority to fix the number of directors.  The number of directors currently is fixed at six.

The Board of Directors has nominated for election two Class C Directors:  Messrs. Robert G. Clark and Jack E. Thomas, Jr.  Each of the nominees is currently serving as a Director of the Company and has consented to continue to serve as a Director if elected.  Unless proxy cards are marked to withhold authority to vote for any Director nominee, the proxies intend to vote all properly executed proxies FOR election of each of the Director nominees.

Below is biographical and other information about each nominee for election as a Director and each current Director whose term continues after the Annual Meeting.  Following each nominee’s or Director’s biographical information is information concerning the particular experience, qualifications, attributes and/or skills that led the Nominating Committee and the Board to determine that each nominee should serve as a Director, or each Director should continue to serve as a Director, as the case may be.

	Term Expiration Date	Age	Director Since	Positions(s) with the Company

Class C Nominees
Robert G. Clark	2013	51	2001	Director
Jack E. Thomas, Jr.	2013	58	1997	Director

Continuing Class A Directors
Thomas A. Corcoran	2011	66	2005	Director
Craig E. LaBarge	2011	59	1981	Chairman of the Board, CEO and President

Continuing Class B Directors
John G. Helmkamp, Jr.	2012	63	1998	Director
Lawrence J. LeGrand	2012	59	1998	Director

Class C Nominees

Mr. Clark became a Director in 2001 and serves as a member of the Human Resources Committee and the Nominating Committee of the Board of Directors.  Since 1984, he has served as Chairman of the Board and Chief Executive Officer of Clayco, Inc., a design/build construction, real estate and architectural firm doing business in the United States and Canada.  Mr. Clark brings senior leadership, and strategic and business development expertise to the Board from his current position as Chairman of the Board and Chief Executive Officer of Clayco, Inc.

Mr. Thomas became a Director in 1997 and serves as Chairman of the Human Resources Committee and the Nominating Committee of the Board of Directors.  Since 1982, he has been Chairman of the Board and Chief Executive Officer of Coin Acceptors, Inc., a world leader in the design and manufacture of coin mechanisms, bill validators, control systems and vending machines.  Mr. Thomas is a Director of U.S. Bank, N.A., and of Maritz, Inc.  He also serves as Chairman of the Board and Chief Executive Officer of Royal Vendors, Inc., and Chairman of the Board and Chief Executive Officer of Money Controls, Ltd.  Mr. Thomas’ professional background in various manufacturing companies brings valuable industry knowledge and experience to the Board.  Mr. Thomas’ legal education and experience also assist the Board in fulfilling its responsibilities related to the oversight of the Company’s legal and regulatory compliance.

Continuing Class A Directors

Mr. Corcoran became a Director in 2005 and serves as a member of the Audit Committee, Human Resources Committee and Nominating Committee of the Board of Directors. Mr. Corcoran is currently President and Chief Executive Officer of Corcoran Enterprises, LLC, a private management-consulting firm, and serves as senior advisor to The Carlyle Group, a Washington, D.C.-based private equity firm. Prior to joining The Carlyle Group, Mr. Corcoran served as President and Chief Executive Officer for Gemini Air Cargo, Inc., and Allegheny Teledyne Inc. He previously spent 32 years at Lockheed Martin Corporation and its predecessor companies, where he held various senior management positions, including President and Chief Operating Officer for the corporation’s Space and Strategic Missiles and Electronics Systems sectors. Mr. Corcoran is a Director of L-3 Communications Holding LLC, GenCorp, Inc., AR Inc., Aer Lingus, PLC and Serco, PLC.  Because of his service in senior management positions, Mr. Corcoran brings significant senior leadership experience to the Board.  This provides the Board with experience and perspective in analyzing, shaping and overseeing the execution of important operational and policy issues at a senior level.  In addition, Mr. Corcoran adds significant industry experience to the Board. Also, because of Mr. Corcoran’s service on other public company boards of directors, Mr. Corcoran is able to offer advice and insights regarding the dynamics and operation of a board of directors, the relationship between a board and executive management, and oversight of a changing mix of strategic, operational and compliance-related matters.

Mr. LaBarge has been a Director since 1981.  In September 2010, Mr. LaBarge was elected Chairman of the Board of Directors. He has also served as the Company’s Chief Executive Officer and President since 1991.  Prior to that time, he was Vice President-Marketing of the Electronics Division of the Company (1975 to 1979), President of the Electronics Division of the Company (1979 to 1986), Vice President of the Company (1981 to 1986) and President and Chief Operating Officer of the Company (1986 to 1991).  Mr. LaBarge is a Director of U.S. Bank, N.A., in St. Louis.  Mr. LaBarge’s extensive experience in the electronics manufacturing industry enables him to bring valuable insight regarding the industry to the Board.  In addition, his 29 years as the Company’s Chief Executive Officer and his prior experience in various positions throughout the Company provide him with intimate knowledge of the Company’s day-to-day operations, business and competitive environment, and the Company’s opportunities, challenges and risks.

Mr. Helmkamp has been a Director since 1998 and serves as a member of the Audit Committee of the Board of Directors.  He retired from the positions of Chairman of the Board and Chief Executive Officer of Illinois State Bank and Trust in 1996, where he served in those capacities for more than five years.  Mr. Helmkamp brings significant business, leadership and management insights into many aspects of the business.  He also brings financial expertise to the Board, including through his service as a member of the audit committee of Magna Group, Inc., and as Chairman of the Board and Chief Executive Officer of Illinois State Bank and Trust.

Mr. LeGrand became a Director in 1998 and serves as Chairman of the Audit Committee of the Board of Directors. He has been Vice Chairman and Chief Financial Officer of Plancorp, Inc., a financial planning and investment advisory firm, since July 2010. Prior to this, he served as Executive Vice President of Plancorp, Inc. since 2001. Mr. LeGrand served as Executive Vice President of LMI Aerospace, Inc. from 1998 to 2001. Prior to that time, Mr. LeGrand was a partner of KPMG LLP for more than 20 years.  Mr. LeGrand’s extensive experience gained during his employment LMI Aerospace, Inc. brings the Board valuable industry expertise.  In addition, Mr. LeGrand’s background as a Certified Public Accountant, combined with his service as Chief Financial Officer and his experience as a partner of KPMG LLP, provide the Board with significant financial insight.  Mr. LeGrand’s knowledge of financial markets, financing and funding operations and accounting and financial reporting processes helps the Board in understanding, advising and overseeing the Company’s capital structure, financing and investing activities, financial reporting and internal control of such activities.

The Board of Directors Recommends that You Vote “FOR” Election of its Nominees for Director.

Meetings of the Board of Directors and Fees

The Board of Directors of the Company held six meetings in fiscal year 2010.  Each Director attended at least 75% of the meetings of the Board and its Committees on which he served.  It is the Company’s policy that Directors are expected to attend the Annual Meeting of Stockholders, and at the last Annual Meeting, held on November 11, 2009, all Directors except Messrs. Clark and Corcoran were in attendance.

Members of the Board of Directors who are not employees of the Company receive $1,500 for each Board meeting attended, $1,000 for each Audit Committee meeting attended, $750 for each Human Resources Committee and Nominating Committee meeting attended, and $500 for attendance at the Company’s Annual Meeting.  All Directors who are not employees receive a quarterly retainer of $2,500, with Committee Chairs receiving an additional quarterly retainer of $1,000.  In addition, in recognition of the Directors’ contribution to fiscal 2010 record sales and earnings, the independent Directors were paid an additional $15,000. The following table discloses our non-employee Directors’ compensation for fiscal year 2010:

2010 Director Compensation

	Fees Earned or	Total
Name	Paid in Cash ($)	($)

Robert G. Clark	34,000	34,000

Thomas A. Corcoran	40,250	40,250

John G. Helmkamp, Jr.	38,500	38,500

Lawrence J. LeGrand	42,500	42,500

Jack E. Thomas, Jr.	40,750	40,750

Pursuant to its charter, the Human Resources Committee has the responsibility of recommending to the Board of Directors the compensation for Board members, such as retainers, committee Chairman fees, stock options and other similar items, as appropriate. In performing this task, the Human Resources Committee considers recommendations by the Company’s Chief Executive and Chief Financial Officers as to Director compensation. The Chief Executive and Chief Financial Officers evaluate the compensation paid to directors of other regional public company boards in forming their recommendation and make adjustments given the relative size of the Company as compared with others. The Human Resources Committee does not engage the services of any third-party consultants in determining the Director compensation.

Board Leadership Structure

Craig LaBarge, the Company’s Chief Executive Officer and President, currently serves as the Chairman of the Board of Directors.  The Board believes that combining the role of Chairman of the Board and Chief Executive Officer provides the most efficient and effective leadership model for the Company, as the Chief Executive Officer is most familiar with the Company’s business and industry.  To strengthen the Company’s governance structure and assure independent oversight of the Board, the Board has appointed Lawrence LeGrand as Lead Independent Director of the Board.  The Lead Independent Director leads executive sessions of the independent directors after every Board meeting, conducts an annual performance evaluation of the Chief Executive Officer together with the other independent directors, etc.

The Board believes that its current structure provides a balance between strategic development of the Company and independent supervision of management.  The Board recognizes, however, that depending on the circumstances, other leadership structures may be appropriate.  As such, the Board periodically reviews its leadership structure.

Board’s Role in Risk Oversight

The Board of Directors and its committees have an active role in overseeing the management of the Company’s risks. Management regularly presents to the Board information regarding the risks associated with the Company’s operations. In addition, each of the Board committees considers the risks within its areas of responsibility. The Audit Committee, along with members of management, presents to the Board information with respect to the Company’s financial risks, including internal controls, liquidity and other financial matters, as well as potential conflicts of interest. The Nominating Committee, together with the full Board, oversees risks relating to corporate governance matters of the Board and the Company as a whole. The Human Resources Committee is responsible for evaluating the risks relating to the Company’s executive and Director compensation programs, as well as the Company’s overall compensation practices and benefit plans.

Committees

The Board of Directors has standing Audit, Human Resources and Nominating Committees.  The Audit Committee is composed of Messrs. Corcoran, Helmkamp and LeGrand (Chairman).  The Human Resources Committee is composed of Messrs. Clark, Corcoran and Thomas (Chairman).  The Nominating Committee is composed of Messrs. Clark, Corcoran and Thomas (Chairman).

The Board has determined in its business judgment that each of the following Directors and Director nominees is independent, as such term is defined in the NYSE Amex listing standards as set forth in the NYSE Amex Company Guide: Messrs. Clark, Corcoran, Helmkamp, LeGrand and Thomas. In addition, each of the members of the Audit Committee meets the more stringent independence standards and the financial literacy standards set forth in the rules of the United States Securities and Exchange Commission (“SEC”) and the NYSE Amex listing standards. The Board has made an affirmative determination as to each independent Director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. In making these determinations, the Directors reviewed and discussed information provided by the Directors and the Company with regard to each Director’s business and personal activities as they may relate to the Company and management.

Audit Committee

The Audit Committee, which met four times in fiscal 2010, oversees the Company’s accounting and financial reporting processes, audits of the Company’s financial statements and internal control matters, and appoints the independent registered public accountants to audit the Company’s financial statements.  The Committee’s report on its activities for fiscal 2010 is on pages 19 and 20.  Fees paid to the independent registered public accountants in fiscal 2010 are provided on page 18.  The Committee’s charter is available on the Company’s Web site at http://www.labarge.com.

Nominating Committee

The Nominating Committee, which met one time in fiscal 2010, is responsible for identifying individuals qualified to become members of the Board of Directors, recommending Director nominees for each Annual Meeting and nominees to fill Board vacancies, and to address related matters.  The Committee’s charter is available on the Company’s Web site at http://www.labarge.com.

Human Resources Committee

The Human Resources Committee, which met three times in fiscal 2010, serves as the Board’s compensation committee.  The Committee’s charter is available on the Company’s Web site at http://www.labarge.com.

The Human Resources Committee oversees compensation for the Company’s Chief Executive Officer and other senior executives.  In doing so, the Committee is responsible for considering and approving the annual salary and incentive compensation, including performance awards under the 2004 Long Term Incentive Plan, and other benefits of executive management.

Compensation Committee Interlocks and Insider Participation

During the 2010 fiscal year, Messrs. Clark, Corcoran and Thomas served as members of the Human Resources Committee. None of the Company’s executive officers serves as a director or member of the compensation committee, or other committee serving an equivalent function, for any other entity that has one or more of its executive officers serving as a member of the Company’s Board of Directors or the Human Resources Committee.  None of Messrs. Clark, Corcoran or Thomas has ever been an officer or employee of the Company or any of its subsidiaries.

Communication with the Board of Directors

Stockholders may communicate with any and all members of the Company’s Board of Directors by transmitting correspondence by mail addressed to one or more Directors by name (or to the Chief Executive Officer, for a communication addressed to the entire Board of Directors) at the following address and fax number: Name of the Director(s), c/o Corporate Secretary, LaBarge, Inc., 9900 Clayton Road, St. Louis, Missouri 63124; fax number: 314-812-9438.  Communications from the Company’s Stockholders to one or more Directors will be monitored by the Company’s Corporate Secretary and the Chief Executive Officer, who will bring any significant issues to the attention of the appropriate Board members.

Director Nominations

Director candidates are nominated by the Board. The Nominating Committee recommends Director nominees to the Board. The Nominating Committee investigates and assesses the background and skills of potential candidates for Directors.  The Committee does not have specific minimum qualifications that must be met by a candidate for election to the Board of Directors in order to be considered for nomination by the Committee, nor does the Committee have a formal policy with respect to the diversity of a Board member or candidate.  When the Committee reviews a potential new candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time given the current mix of Director attributes.

The Nominating Committee seeks to create a Board that will bring a broad range of experience, knowledge and judgment to the Company. The Committee considers the entirety of each candidate’s credentials, including his or her professional background and experiences, education, skill set and expertise, and the extent to which he or she would fill a current or anticipated need on the Board. With respect to the nomination of continuing directors for re-election, the Committee also considers the individual’s past contributions to the Board.

Upon identifying a candidate for serious consideration, one or more members of the Nominating Committee initially interview the candidate. If a candidate merits further consideration, all other Committee members (individually or as a group) interview the candidate, and the candidate meets the Company’s executive officers and ultimately meets many of the other Directors. The Nominating Committee elicits feedback from all persons who met the candidate and then determines whether or not to nominate the candidate.  The process is the same whether the candidate is recommended by a Stockholder, another Director, management or otherwise.  The Company does not pay a fee to any third party for the identification or evaluation of candidates.

Stockholders who wish to recommend Director candidates for consideration by the Nominating Committee for the next Annual Meeting of Stockholders should notify the Nominating Committee no later than March 18, 2011.  Submissions are to be addressed to the Nominating Committee, c/o Corporate Secretary, LaBarge, Inc., 9900 Clayton Road, St. Louis, Missouri 63124, which submissions will then be forwarded to the Committee. The Nominating Committee would then evaluate the possible nominee using the criteria established by it and would consider such person in comparison to all other candidates. The Nominating Committee is not obligated to nominate any such individual for election. No Stockholder nominations have been received by the Company for this year’s Annual Meeting. Accordingly, no rejections or refusals of such candidates have been made by the Company.

Executive Officers

The following table sets forth certain information, as of September 24, 2010, with respect to the executive officers of the Company.

Name		Age	Position(s) with the Company

Craig E. LaBarge	………………………..	59	Chairman of the Board, Chief Executive Officer and President
Randy L. Buschling	….………….……….	50	Vice President and Chief Operating Officer
Donald H. Nonnenkamp	………….……...	58	Vice President, Chief Financial Officer and Secretary
William D. Bitner	……………….………	55	Vice President, Operations
Teresa K. Huber	…………………………	47	Vice President, Operations
John R. Parmley	…………….…….……..	56	Vice President, Business Development

Mr. LaBarge — For biographical information, see “Proposal 1: Election of Directors” beginning on page 2.

Mr. Buschling joined the Company in 1998.  He is currently Vice President and Chief Operating Officer of the Company, serving in this capacity since 2002.  Prior to joining the Company, Mr. Buschling was General Manager of Watlow Electric Manufacturing Company’s Systems Division for more than five years.

Mr. Nonnenkamp joined the Company in 1999 and currently serves as Vice President, Chief Financial Officer and Secretary. Previously, he was Vice President and Treasurer for Esco Technologies, Inc. from 1993 to 1999.  Prior to joining Esco, Mr. Nonnenkamp served as Vice President and Chief Financial Officer for Clark Oil and Refining Corporation.

Mr. Bitner joined the Company in 2007 serving as Vice President, Operations.  Prior to joining LaBarge, Mr. Bitner was Vice President and General Manager of Burger Boat Company, designer and builder of custom motor yachts, from 2005 to 2006. Previously, he was employed by Rolls-Royce Corporation, an aerospace manufacturing company, in various management positions from 2000 to 2005.

Ms. Huber joined the Company in 2004 through the acquisition of Pinnacle Electronics LLC, a contract manufacturing company, in 2004 and became Vice President, Operations in 2005. Prior to joining LaBarge, Ms. Huber was Chief Operating Officer of Pinnacle Electronics from 2002 to 2004.  Previously, Ms. Huber was employed by Sony Electronics, Inc. in various management positions from 1992 to 2002.

Mr. Parmley joined the Company in 1997 and became Vice President, Business Development in September 2010. Prior to that he has served as Vice President, Sales and Marketing since 1999.  He was Account Manager, Aerospace and Defense Business Unit from 1997 to 1999.  Previously, Mr. Parmley was employed by Eagle-Picher Industries, Inc., where he served in various sales and management positions from 1991 to 1997.

Compensation Discussion and Analysis

Executive Compensation Objectives and Philosophy

The fundamental objectives of our executive compensation program are to attract and retain talented executives; align executive compensation with the interests of our stockholders; foster and promote the short-term and long-term financial success of the Company; materially increase stockholder value by motivating performance through incentive compensation; and encourage executive ownership in the Company.  These objectives are furthered by a compensation philosophy that is based on the following:

●

Competition with peer companies:  Compensation packages should be competitive and consistent with the general market.  As such, the Human Resources Committee works with its compensation and benefits consultant to design compensation packages that fall within certain ranges, compared with competitive companies, with sufficient flexibility to address individual responsibilities and performance.

●

Accountability and recognition for individual and Company performance:  Compensation should depend, in part, on each executive officer’s performance in order to motivate and reward success.  The Committee has provided for a sizeable portion of the overall compensation packages to be tied to performance through the payment of short-term incentive awards in the form of cash bonuses and the grant of long-term incentive awards in the form of performance units that are settled in restricted Common Stock.

●

Alignment of Stockholder interests:  Certain elements of the compensation packages should be tied to stock performance to align our executive officers’ interests with those of our Stockholders.  In order to create this tie, a portion of the compensation packages include stock-based awards in the form of performance units that are settled in restricted Common Stock.

Compensation Determination Process

Our Human Resources Committee serves as our compensation committee and is responsible for considering and approving the annual salary, incentive compensation and other benefits of our Chief Executive Officer and other members of executive management.  The Committee is made up of independent Directors and typically meets following each fiscal year-end to: (i) consider and approve salary changes and annual incentive bonuses, if any; (ii) determine and approve long-term incentive awards, if any; and (iii) establish goals for both the annual and long-term incentive programs.

To assist the Committee in evaluating and determining executive compensation, the Company, at the direction of the Committee, utilizes the services of Hay Group, a highly regarded international independent compensation and benefits consulting firm.  Hay Group periodically evaluates the executive officer positions, measuring each position on the practical and technical skills required; problem-solving environment and challenges faced; and accountability and decision-making impact.  The evaluation of all of these factors results in a point total for each executive officer position (“Hay Points”), which allows the Committee and Hay Group to rank the positions and measure the distance between jobs within the Company.

Hay Group uses the Hay Points to compare the compensation of the Company’s executive officers with the compensation of officers who hold positions with similar Hay Points in companies comprising the Hay General Industry Market, a group of approximately 800 industrial companies throughout the United States, 40% of which are manufacturing companies.  The names of the companies comprising the Hay General Industry Market are included as Appendix A to this proxy statement.  Using this comparison, Hay Group constructs ranges of base salaries, base salaries plus annual incentive bonus opportunities (“Total Cash Compensation”) and total compensation, which includes Total Cash Compensation and long-term incentives, for each of the Company’s executive officer positions.  The actual compensation of the Company’s executive officers, and the relative position within the ranges, is dependent on individual performance, Company performance versus established goals and other factors, as described herein.

The Committee believes that base salaries, Total Cash Compensation and total compensation should approximate the median of the Hay General Industry Market for performance at target levels, in furtherance of our compensation principles noted above.  Other than the specific Company performance criteria considered in determining the annual and long-term incentive payments, our compensation programs are flexible, although we do rely on the Hay Group market analyses to ensure that our compensation practices remain equitable and competitive.  For example, individual performance, expertise and experience are all considered when determining each element of total compensation.

Annual and long-term incentive compensation is awarded primarily based on the Company’s achievement of certain performance objectives, as later discussed.  Goals relating to the Company’s annual and long-term incentives are set at levels the Committee believes are appropriately aggressive and balanced between short-term and long-term while not encouraging the named executive officers to take undue risk in their responsibilities and decision-making with respect to the Company and its operations. These goals, individually or together, are designed to be challenging and, as such, the Committee believes that the Company’s goals would not be achieved all of the time. Historically, this has been true. Furthermore, the Committee believes that reaching maximum levels, and therefore the maximum payout, would be achieved less often than reaching the target performance levels, but recognizes that the payout should be appropriate for the performance, regardless of how often it may happen.

The mix of our cash and non-cash compensation, and short- and long-term compensation, is not subject to a specific policy.  Instead, the Committee considers the current trends in the market based on the Hay Group data in light of our compensation philosophies and objectives outlined above, and makes gradual changes over time as necessary to further these compensation goals.

Each year, taking into account the evaluations of Hay Group, current performance and the Company’s compensation objectives, the Chief Executive Officer makes recommendations to the Committee regarding proposed salary changes, annual incentive bonuses and long-term incentive awards, if any, for each executive officer.  The Chief Executive Officer also assists the Committee in setting Company performance goals on which part of each officer’s total compensation is based.  The Committee considers this input from the Chief Executive Officer and the recommendations of the Hay Group, as well as other factors it believes are relevant, and determines the compensation packages of the executive officers, including the Chief Executive Officer.

Elements of Compensation

Base Salaries:

In line with the Company’s philosophy that compensation should be competitive, the Committee aims for base salaries to approximate the median of the Hay General Industry Market.  As such, changes in executive officer salaries are, in part, market-driven.  However, salaries are also dependent on individual evaluations conducted each year by the Committee.  During this process, the Chief Executive Officer provides input to the Committee.  As relating to base salaries, no specific individual performance criteria are or have been established by the Committee.  Rather, each executive officer, including the Chief Executive Officer, is evaluated based on (i) general individual performance over the past year; (ii) the scope of each officer’s duties and responsibilities; and (iii) experience and expertise.

Fiscal 2010 salaries for the named executive officers are disclosed in the Summary Compensation Table later in this proxy statement.  The salaries of the executive officers approximated the median of the Hay General Industry Market.  In response to the economic downturn, effective May 4, 2009, the Company reduced the salaries of all executive officers by 5% together with the implementation of other Company cost savings initiatives.  These reduced salaries remained in effect throughout fiscal 2010.

At the end of fiscal 2010, the Committee established the fiscal 2011 salaries for the named executive officers. The fiscal 2011 salaries are as follows:

Table 1
2011 Salaries:

Name		Fiscal 2011 Salaries

Craig E. LaBarge	…………..………………………….……………….	$571,500

Randy L. Buschling	…….…..………………………………………..	$390,000

Donald H. Nonnenkamp	………….…………………………….……	$327,500

John R. Parmley	..……………………………………………………	$268,500

Teresa K. Huber	…………..………………………………….……...	$260,000

Annual Incentives:

Executive officers, including the Chief Executive Officer, have the opportunity to earn annual incentive bonuses in the form of cash payments following the end of each fiscal year.  Annual incentive bonuses depend, in part, on each executive officer’s individual performance during the fiscal year and other circumstances considered during the annual evaluation, as discussed above.

The main consideration of the Committee in awarding annual incentive bonuses is the achievement of certain Company performance goals established at the beginning of each fiscal year.  The measurements used may vary among the executive officers and relate to each officer’s specific job responsibilities, changing each year as the Committee, with the input of the Chief Executive Officer, sees fit.  Annually, goals and correlating annual incentive bonus opportunities are established at the threshold, target and maximum levels.  The Committee’s goal is that, for performance at the target level, Total Cash Compensation will approximate the median of the Hay General Industry Market.  However, such levels serve as a guide rather than strict payout formulas, as payouts vary depending on individual circumstances.  In any case, payout will be zero if threshold performance levels are not met and will not exceed the maximum payout, or 150% of the payout for target performance.

The Company’s annual incentive bonus arrangements provide that all bonus payouts are conditioned upon the Company’s achievement of a base net income level.  While the bonuses for the named executive officers are tied to the achievement of other goals, as later discussed, no bonuses are paid unless the Company meets a net income of at least the base level.  For fiscal 2010, the base net income level was $12.75 million.

Once the Company reaches its base net income level, the Committee looks to the specific goals for each named executive officer in order to determine annual bonus payouts.  Each specific performance goal is weighted differently and correlates independently to a threshold, target and maximum cash bonus payout.  For example, using Mr. LaBarge’s goals below in Table 2, he would be eligible to receive the corresponding threshold, target or maximum bonus tied to bookings as long as he meets the required bookings threshold, target or maximum goal, even if no other performance goal is met, as long as the Company has reached its base net income level.  The Committee, in its discretion, evaluates those goals that are not quantitatively measured. Also, adjustments to the bonus payouts are made by the Committee from time to time.

Table 2
Criteria used for bonus payouts for fiscal 2010:

Name	Performance Measure	Threshold Goal/Corresponding Payout	Target Goal/Corresponding Payout	Maximum Goal/Corresponding Payout

Craig E. LaBarge	Net Income	$13.5 million / $55,000	$14.5 million / $110,000	$15.5 million / $165,000

	Bookings	$300.0 million/ $27,500	$310.0 million / $55,000	$320.0 million / $82,500

	Total Adjusted Net Debt	$34.0 million / $27,500	$31.0 million / $55,000	$28.0 million / $82,500

	Investor Relations Strategy[1]	** / $27,500	** / $55,000	** / $82,500

Randy L. Buschling	Net Income	$13.5 million / $33,000	$14.5 million / $66,000	$15.5 million / $99,000

	Bookings	$300.0 million / $33,000	$310.0 million / $66,000	$320.0 million / $99,000

	Total Adjusted Net Debt	$34.0 million / $16,500	31.0 million / $33,000	$28.0 million / $49,500

Donald H. Nonnenkamp	Net Income	$13.5 million / $26,000	$14.5 million / $52,000	$15.5 million / $78,000

	Total Adjusted Net Debt	$34.0 million / $22,750	$31.0 million / $45,500	$28.0 million / $68,250

	Investor Relations Strategy[1]	** / $16,250	** / $32,500	** / $48,750

Table 2 continued on page 10.

Name	Performance Measure	Threshold Goal/Corresponding Payout	Target Goal/Corresponding Payout	Maximum Goal/Corresponding Payout

John R. Parmley	Net Income	$13.5 million / $14,250	$14.5 million / $28,500	$15.5 million / $42,750

	Bookings	$300.0 million / $23,750	$310.0 million / $47,500	$320.0 million / $71,250

	Total Adjusted Net Debt	$34.0 million / $9,500	$31.0 million / $19,000	$28.0 million / $28,500

Teresa K. Huber	Net Income	$13.5 million / $9,500	$14.5 million / $19,000	$15.5 million / $28,500

	Bookings[3]	$150.0 million / $14,250	$165.0 million / $28,500	$180.0 million / $42,750

	Operating Income[3]	$11.4 million / $14,250	$12.5 million / $28,500	$13.6 million / $42,750

	Pretax Cash Flow[3]	$3.5 million / $9,500	$5.2 million / $19,000	$6.9 million / $28,500

**No quantitative measurement.

1)	Includes evaluating and updating, where appropriate, the Company’s investor relations strategy.

2)	Includes the definition, development and implementation of a marketing and promotion strategy.

3)	Goal is tied to the performance of those Company plants over which Ms. Huber has supervisory responsibility only.

The Committee believes these performance targets are appropriate to motivate the named executive officers but does not believe they encourage such officers to take undue risk with respect to their responsibilities and decision-making relating to the Company and its operations.

Long-Term Incentives:

Executive officers are eligible to earn long-term incentive awards pursuant to the Company’s 2004 Long Term Incentive Plan (the “Plan”), the terms of which are more fully described later in this proxy statement.  Under the terms of the Plan, the Company has the flexibility to utilize a variety of vehicles in designing appropriate long-term incentives.  Since the Plan was approved in 2004, the Committee has elected to utilize performance units, which pay out in shares of restricted Common Stock.  The number of shares of restricted Common Stock, if any, that each executive officer will receive is tied to the Company’s fiscal year net income performance and the closing sales price of the Common Stock on the last trading day of the fiscal year.

The Committee meets following each fiscal year-end to approve net income goals at threshold, target and maximum levels for three years hence (the “Performance Period”).  At this meeting, the Committee also enters into performance unit award agreements with each executive officer, pursuant to which each executive officer is granted a specified number of performance units, the value of which will be determined based on the Company’s actual net income performance for the Performance Period.  The number of performance units granted to each named executive officer is based on comparisons of the long-term incentive awards granted to named executive officers of companies within the Hay General Industry Market.  The Committee aims for the number of performance units to approximate the median of long-term incentive awards of the Hay General Industry Market.

As noted above, the value of the performance units is dependent on the Company’s actual net income results for the Performance Period.  If actual net income results are less than the threshold goal for the Performance Period, the value of each performance unit will be zero.  If actual net income results are at threshold, the value of each performance unit will be $0.50.  If actual net income results are at target, the value of each performance unit will be $1.00.  If actual net income results are at or above maximum, the value of each performance unit will be $1.50.  If actual results are greater than threshold but less than target, or greater than target but less than maximum, the value of each performance unit will be adjusted proportionately.  Target long-term incentive opportunities are designed to approximate the median of the Hay General Industry Market for target net income performance and also take into account the individual circumstances considered in the annual evaluations.

Following the end of the Performance Period, the Committee meets to determine the value of each performance unit (the “Unit Value”) based upon the net income results for the Performance Period.  Each executive officer is issued a number of shares of restricted Common Stock equal to the Unit Value times the number of performance units granted to him or her for the Performance Period, divided by the closing price of the Company’s Common Stock as of the last trading day of the Performance Period.  The restricted Common Stock then vests upon the first to occur of:  (i) two additional years of employment; (ii) death or Disability; or (iii) a Change in Control (all as defined in the Plan).

The design of the Company’s long-term incentive program provides that each executive officer will have three outstanding grants of performance units at all times.  For example, the Committee met following the end of fiscal 2010 to establish threshold, target and maximum net income goals for fiscal 2012 and grant each executive officer performance units, the value of which will be determined based on the Company’s net income results for fiscal 2012.  Therefore, in the current fiscal year (fiscal 2011), each executive officer has outstanding performance units for fiscal years 2011, 2012 and 2013.  These performance units will be valued, and restricted stock will be issued, once the net income results for these fiscal years are calculated.  The Committee believes that the practice of setting three-year rolling grants is appropriate for the business, as it provides incentive for the executive officers to focus on the long-term health of the Company and serves as a retention tool.  The Committee further believes that converting performance units to restricted Common Stock has certain advantages, including:  (i) encouraging ownership of the Company’s Common Stock by executive officers; (ii) providing a retention incentive through the two-year vesting period; and (iii) allowing for lower dilution, as compared to the granting of stock options.

The number of performance units to be awarded to each named executive officer for fiscal year 2010 were granted in fiscal 2007 and were valued based on fiscal year 2010 net income performance, pursuant to the process described above.  The Company’s net income performance goals for fiscal 2010 were as follows:

	Threshold	Target	Maximum

Adjusted Net Income	$13,000,000	$15,000,000	$17,000,000

As is customary, the Committee met following the end of fiscal year 2010 to determine the value of performance units based on fiscal 2010 actual results.  The Company exceeded its target net income goal for fiscal 2010 long-term incentive awards. As such, the value of each performance unit was prorated between $1.00 and $1.50. The following table discloses the number of shares of restricted Common Stock issued to each named executive officer based on the closing price of the Company’s Common Stock on the last trading day of fiscal 2010, which was $12.30.

Name		Number of Shares of Restricted Common Stock Based on Fiscal 2010 Net Income Performance

Craig E. LaBarge	…………..………………………….………	43,906

Randy L. Buschling	…….…..……………………………….	28,100

Donald H. Nonnenkamp	………….…………………………	18,880

John R. Parmley	..……………………………………………	9,484

Teresa K. Huber	…………..…………………………………	9,484

Perquisites and Other Benefits

Our executive officers receive the following benefits in addition to the compensation discussed above:  (i) eligibility to participate in the Company’s 401(k) plan; (ii) Company-paid interest on deferred compensation; (iii) life insurance policies; (iv) use of Company-leased vehicles, or a vehicle allowance; (v) club dues; and (vi) limited financial planning services.  The Committee believes these perquisites are reasonable and competitive and considers the value to be modest.  As such, the Committee has not given significant weight to the value of perquisites when designing executive compensation packages.

Executive officers are eligible to receive the same health, dental, disability and group life insurance benefits, and participate in the 401(k) on the same terms, as are available to all other full-time employees of the Company.

As part of the Company’s cost savings initiatives, the Company temporarily suspended its 401(k) matching contributions in April 2009.  This suspension applies to employees company wide, including the named executive officers. This suspension was reversed effective with the beginning of fiscal year 2011.

Retirement and Other Post-Termination Benefits

We maintain Executive Severance Agreements with each of our named executive officers.  Each Executive Severance Agreement and the Plan contain Change in Control provisions, pursuant to which executive officers receive the benefits more fully described below.

Both the Executive Severance Agreements and the Plan define “Change in Control” as the first to occur of any of the following events: (i) any merger, consolidation, share exchange, or other combination or reorganization involving the Company, irrespective of which party is the surviving entity, excluding any merger, consolidation, share exchange, or other combination involving the Company solely in connection with the acquisition by the Company of any other entity; (ii) any sale, lease, exchange, transfer, or other disposition of all or substantially all of the assets of the Company; (iii) any acquisition (other than pursuant to will, the laws of descent and distribution, gift to a parent, child, spouse or descendant, or pursuant to an employee benefit plan) or agreement to acquire by any person or entity, directly or indirectly, beneficial ownership of 25% or more of the outstanding voting stock of the Company; (iv) during any period of two consecutive years during the term hereof, individuals who at the date of the Agreement, in the case of Executive Severance Agreements, or the Plan, in the case of the 2004 Long Term Incentive Plan, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority thereof, unless the election of each director at the beginning of such director’s term has been approved by at least two-thirds of the Incumbent Directors then in office; any such director so approved shall thereafter be an Incumbent Director; (v) a majority of the Board or a majority of the stockholders of the Company approve, adopt, agree to recommend, or accept any agreement, contract, offer, or other arrangement providing for any of the transactions described above; (vi) any series of transactions resulting in any of the transactions described above; or (vii) any other set of circumstances which the Board of Directors deems to constitute a Change in Control.

Executive Severance Agreements

Each Executive Severance Agreement provides that, following a Change in Control, the Company will continue to employ the executive officer for a period not less than one year at his or her place of employment immediately prior to the Change in Control or within 50 miles thereof.

During the Change in Control payment period, the executive officer would be entitled to a base salary in the amount not less than the annualized base salary paid or payable to him or her during the month immediately preceding the month in which the Change in Control occurs. He or she would also be entitled to an annual bonus equal to the same percentage of his or her base salary as the average bonuses paid to the executive officer in each of the five fiscal years most recently ended were to his or her base salary in those years, after disregarding the highest and lowest of such percentages.   The executive officer would also be entitled, during such one-year period, to all pension, welfare and other employee benefits, fringe benefits and perquisites in amounts and on terms no less favorable than those to which he or she was entitled on the date of the Change in Control.  The Agreements also provide that, in the event of termination of the executive officer’s employment during such one-year period for reasons other than death, Disability, or Cause (as defined by the Agreements) or voluntarily by the executive officer without Good Reason (as defined by the Agreements), the executive officer would be entitled to a lump sum payment from the Company equal to the sum of: (i) his or her salary and other compensation not yet paid by the Company through the date of termination; (ii) a bonus prorated for the portion of the year through the date of termination; (iii) the product of three times the sum of (x) the executive officer’s salary plus (y) the bonus to which he or she would have been entitled for the full fiscal year; plus (iv) accrued vacation pay.  The Company would also be required to provide to the executive officer for three years after termination all medical, hospitalization, disability and certain other benefits in amounts and on terms not less favorable than those to which he or she was entitled at the time of termination.  If the foregoing amounts were not paid when due, they would bear interest at the rate of 15% per annum.  The Agreements provide for appropriate adjustments of such payments if they would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

2004 Long Term Incentive Plan

As noted above, executive officers receive performance units to be settled in restricted Common Stock, pursuant to the 2004 Long Term Incentive Plan, as part of the Company’s long-term incentive portion of compensation packages.  Once issued, the restricted Common Stock vests upon the first to occur of:  (i) two additional years of employment; (ii) death or Disability; or (iii) a Change in Control, as defined above.  If a Change in Control occurs at any time prior to the end of the second fiscal year following the Performance Period (as defined above), the restricted Common Stock shall become fully vested and immediately transferable.  If a Change in Control occurs at any time before the end of the Performance Period, the net income goals with respect to the Performance Period shall be deemed to have been achieved at the maximum level as of the date of the Change in Control, whether or not the Performance Period is complete, and the performance units shall be distributable at the end of the twelve-month period immediately following the Change in Control, subject to forfeiture upon termination of employment other than Retirement, death, Disability or for Good Reason, as defined in the Plan.

Deferred Compensation Plan

Executive officers are also eligible to participate in a non-qualified deferred compensation plan that allows them to defer payments of portions of their salaries and annual bonuses until post-retirement.  If an executive officer retires from the Company and has participated in the deferred compensation plan for at least five years, is at least 50 years old and has a deferred compensation balance of at least $50,000, he or she will receive monthly payments from the Company over a three- or fifteen-year period, at the individual’s option, the amount of which depends on his or her balance.  If all of the above criteria are not met, the executive officer will receive his or her plan balance in one lump sum upon retirement.

Impact of Accounting and Tax Treatments of Executive Compensation

Accounting Treatment:

The Committee has taken into account certain accounting consequences and rules when determining the types of awards that executive officers should receive as part of their long-term incentive components of compensation packages.  As such, the Committee makes awards of performance units under the Plan that are settled in shares of restricted Common Stock that the executive officers receive upon vesting.

Tax Treatment:

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally imposes a $1.0 million limit on the amount that public companies may deduct from compensation paid to the named executive officers.  In fiscal 2010, no executive officer received compensation that triggered the applicability of Section 162(m).

Report of the Human Resources Committee

The Company’s Human Resources Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K.  Based upon such review and discussions, the Human Resources Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Committee Members:	Jack E. Thomas, Jr., Chairman
Robert G. Clark
Thomas A. Corcoran

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the fiscal years ended June 27, 2010, June 28, 2009, and June 29, 2008.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (a)	Stock Awards ($) (b)	Change in Pension Value Non-qualified Deferred Compensation Earnings ($) (c)	All Other Compensation ($) (d)	Total ($)

Craig E. LaBarge Chairman of the Board, Chief Executive Officer and President	2010 2009 2008	527,306 550,780 534,506	305,000 --- 405,000	--- 675,000 528,991	--- --- ---	30,960 35,185 34,112	863,266 1,260,965 1,502,609

Randy L. Buschling Vice President and Chief Operating Officer	2010 2009 2008	356,278 372,140 352,011	247,500 --- 232,500	--- 450,000 352,661	--- --- 6,325	29,441 28,698 28,902	633,219 850,838 972,399

Donald H. Nonnenkamp Vice President, Chief Financial Officer and Secretary	2010 2009 2008	299,286 312,596 300,011	155,000 --- 180,000

 ---
 300,000
 235,107

 ---
 ---
 3,160

 26,167
 31,639
 33,237

 480,453
 644,235
 751,515

 John R. Parmley
  Vice President, Business
  Development

 2010
 2009
 2008

 247,000
 258,000
 246,505

 142,500
 ---
 150,000

 ---
 150,000
 117,554

 ---
 ---
 6,006

 27,057
 29,959
 29,363

 416,557
 437,959
 549,428

 Teresa K. Huber
  Vice President,
  Operations

 2010
 2009
 2008

 218,530
 228,254
 214,005

 118,500
 ---
 140,000

 ---
 135,000
 94,043

 ---
 ---
 ---

 12,405
 14,545
 12,323

 349,435
 377,799
 460,371

 (a)

Bonus amounts are earned in the fiscal year shown and paid in the subsequent fiscal year.

 (b)

Amounts shown equal the grant-date fair values of awards granted under the Company’s 2004 Long Term Incentive Plan calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification
Topic 718 (“FASB ASC Topic 718”). See Note 17 to the audited financial statements included as part of the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2010, for a discussion of the achievement and recognition of these amounts under FASB ASC Topic 718.

 (c)

Represents the above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified, including such earnings on non-qualified defined contribution plans. Amounts shown represent interest earned at a rate that exceeded 120% of the applicable federal long-term rate. Mr. LaBarge and Ms. Huber do not defer any portion of their compensation.

 (d)

 Amounts shown include 401(k) employer match, use of auto, club dues, financial planning and life insurance premiums.

2010 Grants of Plan-Based Awards

The following table sets forth additional information about plan-based awards granted in the fiscal year ended June 27, 2010:

 Name

 Grant Date

 Estimated Future Payouts Under
 Equity Incentive Plan Awards(#) (a)

 Target

 Craig E. LaBarge

 8/26/2009

 500,000

 Randy L. Buschling

 8/26/2009

 320,000

 Donald H. Nonnenkamp

 8/26/2009

 215,000

 John R. Parmley

 8/26/2009

 108,000

 Teresa K. Huber

 8/26/2009

 108,000

 (a)

 Represents awards under the Company’s 2004 Long Term Incentive Plan granted in fiscal year 2010 and are applicable for performance during fiscal year 2012. Awards are made in the form of performance units, the value of which will be determined based on the
Company’s net income performance in fiscal 2012, as more fully described in the Compensation Discussion and Analysis section. The performance units will be paid out in restricted Common Stock based on the closing price of the Company’s Common Stock on
June 29, 2012. If the threshold net income performance goal for fiscal 2012 is not achieved, no shares of restricted Common Stock will be issued. If the threshold net income performance goal is achieved each unit will be valued at between $0.50 and $1.50.

As discussed above and in the Compensation Discussion and Analysis, performance units granted under the Company’s 2004 Long Term Incentive Plan are paid out in restricted Common Stock depending on the achievement of net income levels and the closing price of the Company’s Common Stock on the last day of the fiscal year during which net income performance is measured. Any restricted Common Stock that is issued is subject to a two-year vesting schedule as discussed in the Compensation Discussion and Analysis. During
the restriction period, executive officers may exercise full voting rights and are entitled to dividends and other distributions paid with respect to the shares on the same terms as those of the Company’s Common Stockholders.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table sets forth information on outstanding options and stock awards held by the named executive officers as of June 27, 2010, including the number of shares underlying both exercisable and unexercisable portions of each stock option, as well as the exercise price and the expiration date of each outstanding option, and the market value of stock awards:

 Option Awards

 Stock Awards

 Name

 Number of
 Securities
 Underlying
 Unexercised
 Options (#)
 Exercisable

 Option
   Exercise
 Price ($)

 Option
 Expiration
 Date

 Equity Incentive
 Plan Awards:
 Number
 of Unearned
   Performance Units
 or Other Rights That
   Have Not
 Vested (#) (a)

 Equity Incentive
 Plan Awards:
 Market or Payout
   Value of Unearned
   Performance Units
 or Other Rights
 That Have Not
   Vested ($) (b)

 Craig E. LaBarge

 92,900

 2.85

 8/22/2011

 500,000

 (c)

 250,000

 65,000

 3.56

 8/11/2013

 500,000

 (d)

 250,000

 62,552

 8.54

 8/24/2014

 Randy L. Buschling

 20,000

 2.85

 8/22/2011

 320,000

 (c)

 160,000

 320,000

 (d)

 160,000

 Donald H. Nonnenkamp

 32,000

 3.56

 8/11/2013

 215,000

 (c)

 107,500

 36,600

 8.54

 8/24/2014

 215,000

 (d)

 107,500

 John R. Parmley

 24,500

 8.54

 8/24/2014

 108,000

 (c)

 54,000

 108,000

 (d)

 54,000

 Teresa K. Huber

 15,000

 8.54

 8/24/2014

 108,000

 (c)

 54,000

 108,000

 (d)

 54,000

 (a)

 Performance units awarded under the 2004 Long Term Incentive Plan for fiscal years 2011 and 2012.

 (b)

 Unearned and unvested performance units are valued assuming the Company achieves in fiscal years 2011 and 2012 the threshold net income targets.

 (c)

Represents performance units awarded under the 2004 Long Term Incentive Plan. The restricted stock may be earned based on fiscal year 2011 performance, as discussed in the Compensation Discussion and Analysis section. The restricted stock will then be subject to a two-year vesting schedule.

 (d)

Represents performance units awarded under the 2004 Long Term Incentive Plan. The restricted stock may be earned based on fiscal year 2012 performance, as discussed in the Compensation Discussion and Analysis section. The restricted stock will then be subject to a two-year vesting schedule.

2010 Option Exercises and Stock Vested

The following table sets forth the exercise of stock options and vesting of stock awards during fiscal 2010 for the named executive officers.

 Option Awards

 Stock Awards

 Name

 Number of Shares
 Acquired on
 Exercise (#)

 Value Realized on
 Exercise
 ($)

 Number of
 Shares Acquired
   on Vesting (#)

 Value Realized
 on Vesting
 ($) (a)

 Craig E. LaBarge

 ---

 ---

 51,923

 638,652

 Randy L. Buschling

 ---

 ---

 34,615

 425,764

 Donald H. Nonnenkamp

 ---

 ---

 23,077

 283,847

 John R. Parmley

 126,890

 1,371,681

 11,538

 141,917

 Teresa K. Huber

 ---

 ---

 10,385

 127,735

 (a)

All shares reported in this column vested on June 27, 2010, the last day of fiscal 2010.  Because June 27, 2010, was not a trading day, the shares were valued using the closing stock price of $12.30 on June 25, 2010, the last trading day of fiscal 2010.

2010 Non-Qualified Deferred Compensation

The following table discloses contributions, earnings and balances under the Company’s non-qualified deferred compensation plan for each of the named executive officers as of June 27, 2010:

 Name

 Executive
 Contributions in
 Last FY ($)

 Aggregate Earnings
 in Last FY ($) (a)

 Aggregate Balance at
 Last FYE ($) (c)

 Craig E. LaBarge (b)

 ---

 ---

 ---

 Randy L. Buschling

 ---

 11,994

 375,590

 Donald H. Nonnenkamp

 14,964

 7,389

 238,334

 John R. Parmley

 24,700

 15,382

 493,144

 Teresa K. Huber (b)

 ---

 ---

 ---

 (a)

 Includes interest paid by the Company at a rate equal to prime. None of the earnings represent above-market or preferential earnings (in excess of 120% of the applicable federal long-term rate).

 (b)

 Mr. LaBarge and Ms. Huber do not participate in the Company’s non-qualified deferred compensation plan.

 (c)

Amounts included for Messrs. Buschling, Nonnenkamp and Parmley include the following amounts reported in the Summary Compensation table in prior fiscal years: Mr. Buschling, $6,325 in fiscal 2008; Mr. Nonnenkamp, $3,160 in fiscal 2008; and Mr. Parmley, $6,006 in fiscal year 2008.

Employment Agreements and Other Post-Termination Agreements with Executive Officers

 In 2005, the Company entered into an Executive Severance Agreement (each, an “Agreement” and collectively, the “Agreements”) with each of Messrs. Craig E. LaBarge, Randy L. Buschling,
Donald H. Nonnenkamp, and John R. Parmley and Ms. Teresa K. Huber (each, an “Executive Officer” and collectively, the “Executive Officers”).  Each Agreement provides that, following a Change in Control (as defined by the
Agreement), the Company will continue to employ the Executive Officer for a period not less than one year at his or her place of employment immediately prior to the Change in Control or within 50 miles thereof.  During that period, the Executive Officer would be entitled to a base salary in the amount not less than the annualized base salary paid or payable to him or her during the month immediately preceding the month in which the Change in Control occurs. He or she would also be entitled to an annual bonus equal to the same percentage of his or her base salary as the average bonuses paid to the Executive Officer in each of the five fiscal years most recently ended, after disregarding the highest and lowest of such percentages.  The Executive Officer would also be entitled, during such one-year period, to all pension, welfare and other employee benefits, fringe benefits and perquisites in amounts and on terms no less favorable than those to which he or she was entitled on the date of the Change in Control.

 Each Agreement also provides that, in the event of termination of the Executive Officer’s employment during such one-year period for reasons other than death, disability, or Cause (as defined by the Agreement) or voluntarily by the Executive Officer with Good
Reason (as defined by the Agreement), the Executive Officer would be entitled to a lump sum payment from the Company equal to the sum of: (i) his or her salary and other compensation not yet paid by the Company through the date of termination; (ii) a bonus prorated for the portion of the year through the date of termination; (iii) the product of three times the sum of (x) the Executive Officer’s salary plus (y) a bonus payment equal to the average of the three previous year’s bonus payments; and (iv) accrued vacation pay.  The Company would also be required to provide to the Executive Officer for three years after such a termination all medical, hospitalization, disability and certain other benefits in amounts and on terms not less favorable than those to which he or she was entitled at the time of termination.  If the foregoing amounts were not paid when due, they would bear interest at the rate of 15% per annum.  The Agreements provide for appropriate adjustments of such payments if they would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

 To estimate the amount payable by the Company upon a Change in Control, it is assumed that the named executive officers are terminated immediately upon the Change in Control rather than employed for one year.  Assuming the Change in Control took place on the last day of fiscal year 2010, the following payments would be due to: Mr. LaBarge, $2,375,000; Mr. Buschling, $1,605,000; Mr. Nonnenkamp, $1,280,000; Mr. Parmley, $1,072,500; and Ms. Huber, $948,500.

 In the event of a Change in Control of the Company, the named executive officers are entitled to receive accelerated payments under the Company’s 2004 Long Term Incentive Plan. Assuming the Change in Control took place on the last day of fiscal year 2010, those Change in Control payments would be as follows:  Mr. LaBarge, $1,500,000; Mr. Buschling, $960,000; Mr. Nonnenkamp, $645,000; Mr. Parmley, $324,000; and Ms. Huber, $324,000.

 The Company has entered into a Competitive Practices Agreement with each of its Executive Officers. The Agreements restrict Executive Officers from engaging in competitive practices with the Company for a period of two years following termination of employment.

Certain Relationships and Related Transactions

To identify and address any concerns regarding related party transactions and ensure their proper disclosure, the Company requires such transactions to be reported in its questionnaires distributed to Directors and officers each year and mandates that all employees and Directors report to the Corporate Secretary all transactions presenting potential conflicts of interest pursuant to its Policy on Business Conduct & Ethics. As stated in its charter, the Company’s Audit Committee reviews and approves all transactions with related persons requiring disclosure pursuant to Item 404(a) of Regulation S-K.

 The Audit Committee will take into account any factors it deems relevant in determining whether to approve a transaction. Such factors may include:

 ●

 the terms of the transaction;

 ●

 the potential impact of the transaction on the Company’s results of operations, financial position and cash flows;

 ●

 whether the terms of the transaction are no less favorable to the Company than if the other party did not have an affiliation or other relationship with a related person; and

 ●

 the identity of the related person and the impact of the transaction on the related person’s independence.

During fiscal 2010, no related party transactions were entered into or proposed that require disclosure pursuant to Item 404(a) of Regulation S-K.

 PROPOSAL 2:

 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

KPMG LLP (“KPMG”) has been appointed independent registered public accountants for the Company, for the fiscal year ending July 3, 2011, by the Audit Committee with the approval of the Board of Directors.
KPMG has been the Company’s independent accountants since 1980. Although the appointment of the independent registered public accountants does not require the approval of Common Stockholders, the Board of Directors believes Common Stockholders should participate in the appointment through ratification.  A representative of KPMG is expected to be present at the Annual Meeting with the opportunity to make a statement, if he so desires, and he is expected to be available to respond to appropriate questions raised at the Annual Meeting.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock casting a vote at the Annual Meeting is necessary for the ratification of the selection of the independent registered public accountants.  In the event that a majority of the shares are not voted in favor of ratification, the Audit Committee will reconsider its selection.

 Independent Registered Public Accountants’ Fees

 KPMG LLP served as the Company’s independent registered public accountants for the fiscal years ended June 27, 2010, and June 28, 2009.

 Aggregate fees for professional services rendered for the Company by KPMG for such fiscal years were:

 Fiscal Year Ended

 June 27,
 2010

 June 28,
 2009

 Audit fees

 $

 592,325

 $

 576,000

 Audit-related fees

 ---

 ---

 Tax fees

 ---

 ---

 All other fees

 ---

 12,000

   Total

 $

 592,325

 $

 588,000

Audit fees were for professional services rendered for the audits of the consolidated financial statements of the Company and the review of documents filed by the Company with the SEC. These fees include the audit of internal controls in compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

 Other fees in fiscal 2009 were for professional services rendered to assist the Company in acquisition due diligence.

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accountants.  These policies generally provide that the Company will not engage the independent registered public accountants to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee. The Audit Committee has granted the Vice
President and Chief Financial Officer the authority to engage KPMG for audit-related and tax services not exceeding $25,000. Such engagements are then formally approved by the Audit Committee at its next meeting.  All fees billed for fiscal years 2010 and 2009 were pre-approved by the Audit Committee.

 The Board of Directors Recommends That You Vote
 “FOR” Ratification of the Selection of KPMG LLP as the Company’s Independent Registered Public Accountants for Fiscal 2011.

 Report of the Audit Committee

The primary role of the Audit Committee is oversight of the Company’s financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements.  The Board, in its business judgment, has determined that the members of the Audit Committee are “independent” and “financially literate” as required by the NYSE Amex.  In addition, the Board has determined, in its business judgment, that Lawrence J. LeGrand qualifies as an “audit committee financial expert” as that term is defined by the SEC.  The Committee acts under a charter.  A current copy of the charter is available on the
Company’s website, www.labarge.com.  The Committee reviews the adequacy of the charter at least annually.

 Committee members are not professionally engaged in the practice of accounting or auditing, and are not experts under the Securities Act of 1933, as amended in either of those fields, or in auditor independence.  In carrying out its responsibilities, the
Committee looks to management and the independent auditors.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  The independent auditors are responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit Committee meets at least each quarter with management to review the Company’s quarterly financial results and with the independent auditors to review the results of their quarterly review before the publication of the Company’s earnings press releases. The Audit Committee assists the Board in establishing procedures for receipt and treatment of complaints received by the Company regarding accounting, internal controls and other matters, including the confidential anonymous submission by the Company’s employees, received through established procedures, of any concerns regarding questionable accounting or auditing matters. The Audit Committee has reviewed and discussed with management and the independent auditors the Company’s fiscal 2010 audited consolidated financial statements.  Management and the independent auditors told the Audit Committee that the Company’s financial statements were fairly stated in accordance with generally accepted accounting principles.  The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted the Public Company Accounting Oversight
Board (the “PCAOB”) in Rule 3200T, relating to communication with audit committees.  In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the independent auditors the independent auditors’ independence.  The Audit Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit.  The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of June 27, 2010, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control - Integrated Framework.  The Audit Committee has also reviewed and discussed with the independent auditors its report on internal control over financial reporting.  The Company published these reports in its Annual Report on Form 10-K for the fiscal year ended June 27, 2010.

The Audit Committee pre-approved all services provided by the independent auditors in fiscal 2010. Pre-approval includes audit services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and the Chairman then communicates such pre-approvals to the full Audit Committee. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accountants. The Company obtains these services from other service providers as needed. See “Proposal 2: Ratification of Appointment of Independent Registered Public Accountants” for more information regarding fees paid to the independent auditor.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company’s fiscal 2010 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2010 for filing with the SEC.

 The Audit Committee has retained KPMG to audit the Company’s financial statements for fiscal 2011.

 Committee Members:

 Lawrence J. LeGrand, Chairman

 Thomas A. Corcoran

 John G. Helmkamp, Jr.

 Voting Securities and Ownership Thereof By Management and Certain Beneficial Owners

Set forth below is information, as of September 24, 2010, concerning all persons known to the Company to be beneficial owners of more than 5% of the Common Stock outstanding on the Record Date, and beneficial ownership of
Common Stock by each Director and nominee for Director of the Company, each named executive officer of the Company and all executive officers and directors as a group (unless otherwise indicated, such ownership represents sole voting and sole investment power).

 Name and Address of
 Beneficial Owner (1)

 Amount and Nature of
 Beneficial Ownership

 Percent
 of Class (2)

 Directors and Named Executive Officers:

 Randy L. Buschling

 212,285 - (3) (4) (5)

 1.3%

 Robert G. Clark

 8,385

 *

 Thomas A. Corcoran

 1,500

 *

 John G. Helmkamp, Jr.

 365,196 - (6)

 2.3%

 Teresa K. Huber

 53,225 - (3) (4) (5)

 *

 Craig E. LaBarge

 1,785,114 - (3) (4) (5) (7)

 11.0%

 Lawrence J. LeGrand

 1,218,485 - (8) (9)

 7.6%

 Donald H. Nonnenkamp

 212,913 - (3) (4) (5)

 1.3%

 John R. Parmley

 73,519 - (3) (4) (5)

 *

 Jack E. Thomas, Jr.

 3,685

 *

 All executive officers and directors as a group
 (11 persons)

 3,754,502 - (4)

 23.0%

 5% Stockholders:

 Joanne V. Lockard
 c/o Plancorp, Inc.
 540 Maryville Centre Drive, Suite 105
 St. Louis, MO 63141

 1,217,335 - (9) (10)

 7.6%

 Leo V. Garvin, Jr.
 c/o Plancorp, Inc.
 540 Maryville Centre Drive, Suite 105
 St. Louis, MO 63141

 1,208,485 - (9)

 7.5%

 Wentworth, Hauser & Violich, Inc.
 301 Battery Street, Suite 400
 San Francisco, CA  94111

 854,300 - (11)

 5.3%

*   Less than 1%.

 (1)

 The address of each named executive officer and Director is c/o LaBarge, Inc., 9900 Clayton Road, St. Louis, Missouri 63124.

 (2)

 Percent of class is calculated on the basis of 15,958,839 Common Shares outstanding on September 24, 2010.

 (3)

Includes the following number of shares awarded under the 2004 Long Term Incentive Plan that are restricted until July 1, 2012: Mr. Buschling, 28,100; Ms. Huber, 9,484; Mr. LaBarge, 43,906; Mr. Nonnenkamp, 18,880; and Mr.
Parmley, 9,484.

 (4)

Includes options exercisable within 60 days for the following number of shares under the 1995 Incentive Stock Option Plan and the 1999 Non-Qualified Stock Option Plan:  Mr. Buschling, 20,000; Ms. Huber, 15,000; Mr.
LaBarge, 220,452; Mr. Nonnenkamp, 68,600; Mr. Parmley, 24,500.  All executive officers and Directors as a group – 348,552 shares.

 (5)

Includes the following number of shares held in employee contribution accounts, Company unrestricted match accounts and Company restricted match accounts, respectively, of the Company’s 401(k) Benefit
Plan: Mr. Buschling: -0-, 6,788 and -0-; Ms. Huber: -0-, 1,671 and -0-; Mr. LaBarge: 105,019, 126,835 and -0-; Mr. Nonnenkamp: -0-, 5,876 and -0-; and Mr. Parmley: -0-, 6,742 and -0-. The named persons have sole voting power with respect to all shares held in their accounts, and have sole dispositive power with respect to the shares held in their Company unrestricted match accounts. Except as noted below, the named persons have no dispositive power with respect to shares held in their Company restricted match accounts. In addition, Messrs. LaBarge and Nonnenkamp as administrators of the Company 401(k) Benefit Plan have shared dispositive power and no voting power (except for shares in their own accounts) as to 780 shares held in the Company restricted match accounts. Messrs. LaBarge and Nonnenkamp disclaim beneficial ownership of all shares held in the Company restricted match accounts of employees other than themselves.

 (6)

Includes 2,600 shares held by Mr. Helmkamp’s spouse in her name, 3,911 shares in her IRA and 22,000 shares held in a trust, of which she acts as trustee.  Also includes 45,300 shares held in three trusts for the benefit of Mr. Helmkamp’s children and 43,500 shares held in a charitable remainder trust. Mr. Helmkamp is trustee of the aforesaid trusts.  Mr. Helmkamp disclaims beneficial ownership of all these shares.

 (7)

Includes 74,548 shares held by Mr. LaBarge’s spouse in her name, 34,000 shares held in her IRA and 14,702 shares as custodian for their two children.  Mr. LaBarge disclaims beneficial ownership of these shares.  Also includes 18,172 shares held by a trust for two children of Mr. LaBarge.  Mr. LaBarge is a co-trustee of the trusts and disclaims beneficial ownership. Also includes 913,944 shares owned in Mr. LaBarge’s individual capacity and 20,000 shares held in his IRA. Also includes 212,756 shares held in a generation skipping trust for the benefit of Mr. LaBarge’s two children, of which Mr. LaBarge disclaims beneficial ownership.

 (8)

 Includes 5,000 shares held in Mr. LeGrand’s individual capacity and 5,000 shares held by Mr. LeGrand’s spouse.

 (9)

Includes 1,208,485 shares of Common Stock held by various trusts, the beneficiaries of which are generation skipping trusts for the benefit of the children of the late Pierre L. LaBarge, Jr. Ms. Lockard and Messrs. Garvin and
LeGrand, as personal representatives of Pierre L. LaBarge, Jr.’s estate, each has shared voting and shared dispositive power of the these trusts.

 (10)

 Includes 1,406 shares owned jointly with Ms. Lockard’s spouse of which she has shared voting and dispositive power and 7,444 shares held in her IRA as to which she has sole voting power.

 (11)

 Based on information submitted on Form 13G/A filed on February 16, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors, executive officers and beneficial owners of more than 10% of the Company’s outstanding shares of Common Stock file reports on Forms 3, 4 and 5 with the SEC and the NYSE Amex to report their beneficial holdings of the Company’s shares and changes thereto.

Based solely on its review of copies of such forms received by it and written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during fiscal 2010, all filing requirements were timely complied with, except as discussed in this paragraph.  Ms. Lockard filed one late Form 4 during fiscal 2010.  This report related to one transaction.

 OTHER MATTERS

Stockholder Proposals for Next Year

Any Stockholder proposal to be considered for inclusion in the Proxy Statement for the next Annual Meeting, which is expected to be held in November 2011, must be received by the Company in writing at its principal office at the address listed on page 1 hereof no later than June 17, 2011.  The deadline for written notice of a proposal for which the Stockholder will conduct his or her own solicitation is August 31, 2011.

SEC Form 10-K

Stockholders may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2010, without charge by writing to the Corporate Secretary at the address listed on page 1, or by visiting the Company’s
Web site at http://www.labarge.com.

Code of Ethics

The Company has adopted a Policy on Business Conduct & Ethics applicable to its employees, including officers, and Directors. This Policy on Business Conduct & Ethics can be viewed on the Company’s Web site at
http://www.labarge.com. Any future amendments of the Policy on Business Conduct and Ethics will be promptly disclosed on the Company’s Web site. The Company will disclose on its Web site any waiver from a provision of the Policy on Business Conduct & Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K.

Other Matters and Householding

As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein.  If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the proxy card to vote the shares represented thereby in accordance with their judgment as to the best interest of the
Company on such matters.

The Company and some banks, brokers and other nominee record holders may participate in the practice of householding proxy statements and annual reports.  This means that only one copy of this proxy statement may have been sent to multiple shareholders in your household unless you provide us with contrary instructions.  A separate copy of this proxy statement or the annual report will be delivered to you if you write to the Secretary at the address listed on page 1 or call (314) 997-0800.

 By Order of the Board of Directors,

 /s/DONALD H. NONNENKAMP

 Donald H. Nonnenkamp

 Vice President, Chief Financial Officer and Secretary

St. Louis, Missouri

October 15, 2010

Appendix A

Hay General Industry Market

 7-Eleven

 CIGNA

 Hilti -- US

 Pantry

 Abercrombie & Fitch

 City of Philadelphia -- Philadelphia Gas Works

HMS Host

 Papa Gino's

 Ace Hardware

 CKE Restaurants

 Hoffman Roche Group

 Papa John's International

 ACUITY

 CKE Restaurants -- Hardee's

 Hollister-Stier Laboratories

 Par Pharmaceuticals

 Advance Auto Parts

 Claim Jumper Restaurants

 Home Depot, The

 Patheon Pharmaceuticals

 Aeropostale

 Clariant

 Honeywell -- Specialty Materials

 Patina Restaurant Group

 AES

 Clement Pappas

 Hooters of America

 Penn National Insurance

 Aetna

 CNH Global

 Horace Mann Insurance

 Penske Truck Leasing

 AFC Enterprises

 Coach

 Horizon Blue Cross Blue Shield of New Jersey

 Perfetti Van Melle USA

 Agfa -- Agfa Materials

 Cognis

 Hormel Foods

 PERI USA

 Ahold USA

 Colgate-Palmolive

 Hot Topic

 Perkins Restaurant & Bakery

 Ahold USA -- Giant Food Stores

 Collective Brands

 Howden Buffalo

 Pernod Ricard SA -- Pernod Ricard USA

 Ahold USA -- Stop & Shop Supermarket

 Collin County, TX

 Huhtamaki

 PETCO

 Air Liquide America

 Columbia Insurance

 Huntsman -- Textile Effects

 Petrobras Americas

 Air Products and Chemicals

 Comcast Cable Communications

 Hyundai -- Hyundai Motor America

 PETsMART

 AK Steel

 Community Options, Inc.

 ICL Industrial Products

 Pfizer

 Akzo Nobel -- National Starch

 Compass Group -- NAD

 ICON

 PG&E -- Pacific Gas and Electric

 Alcon Laboratories

 Compass Group -- Wolfgang Puck

 Ilitch Holdings -- Little Caesar Enterprises

 Pharmacy Onesource, Inc.

 Alex Lee

 Connecticut Hospital Association

 Ilitch Holdings -- Little Caesar Enterprises Restaurants

 Philip Morris International

 Alex Lee -- Institution Food House

 Constellation Brands

 Illinois Municipal Retirement Fund

 Phillips-Van Heusen

 Alex Lee -- Lowes Foods Stores

 Constellation Brands - Constellation Services

 Illinois Tool Works

 Physicians Mutual Insurance

 Alex Lee -- Merchants Distributors

 Constellation Brands -- Constellation Wines US

 Independence Blue Cross

 Piedmont Natural Gas

 Alexander & Baldwin

 Constellation Brands - Fusion

 Ineos

 Pier 1 Imports

 Alexander & Baldwin -- Agribusiness

 Constellation Brands - North America IT

 Infineum USA

 Pilkington

 Alexander & Baldwin -- Matson Navigation

 Continental Automotive Systems

 Innophos

 Pinnacol Assurance

 Alexander & Baldwin -- Property Development & Management

 Cooper Industries

 In-N-Out Burger

 Pioneer Hi-Bred International

 Alfa Mutual Insurance Company

 Cooper Industries -- B-Line

 Institute of Nuclear Power Operations

 PJM Interconnection

 Alkermes

 Cooper Industries -- Bussmann

 International Dairy Queen

 Ply Gem Siding Group

 Allianz Life Insurance of North America

 Cooper Industries -- Cooper Tools

 International Flavors & Fragrances

 PNM Resources

 Alzheimer's Disease and Related Disorders Association

 Cooper Industries -- Crouse-Hinds ECM

 INVISTA

 Polo Ralph Lauren

 Amazon.com

 Cooper Industries -- Lighting

 Iroquois Pipeline

 Port Authority of New York and New Jersey

 Amcor Limited

 Cooper Industries -- Power Systems

 Isuzu Motors -- Isuzu Commercial Truck of America

 Powersouth

 Amcor Limited -- Amcor PET Packaging

 Cooper Industries -- Wiring Devices

 Isuzu Motors -- Isuzu North America

 PPG Industries

 American Crystal Sugar

 Cosi

 Isuzu Motors Limited -- Isuzu Motors America

 PPG Industries -- Chemicals

 American Eagle Outfitters

 Costco Wholesale

 J. C. Penney

 PPG Industries -- Coatings & Resins

 American Enterprise Group

 COUNTRY Insurance & Financial Services

 J.Crew

 PPG Industries -- Glass

 American Express -- CM

 COUNTRY Insurance & Financial Services -- MiddleOak

 Jack in the Box

 PRA International

 American Family Insurance Group

 Coventry Health Care

 Jack in the Box -- Jack in the Box

 Praxair

 American Institute of Graphic Arts (AIGA)

 Covidien - Mallinckrodt

 Jack in the Box -- Qdoba Restaurant Group

 Premera Blue Cross

 American Transmission

 CSN

 Jacmar -- Shakey's USA

 Premier

 Americas Styrenics

 Culinary Institute of America

 Japan Tobacco -- JT International USA

 Principal Financial Group

 Amerigroup

 CUNA Mutual

 Jewelers Mutual Insurance

 Procter & Gamble

 AmeriHealth Mercy Family of Companies

 Curtiss-Wright

 Joe's Crab Shack

 Public Works Commission of Fayetteville, North Carolina

 AmerisourceBergen Corporation

 Curtiss-Wright -- Metal Improvement

 Johnny Rockets Group

 Quiznos Master

 Amsted Industries

 Curtiss-Wright--Controls

 Johnson County Government

 QVC

 Amsted Industries -- Amsted Rail

 Curtiss-Wright--Flow Control

 Joy Global

 Real Mex Restaurants

 Amsted Industries -- Baltimore Aircoil

 CVS/Caremark

 Joy Global -- Joy Mining Machinery

 Recreational Equipment

 Amsted Industries -- Burgess Norton

 Cytec Industries

 Kaiser Foundation Health Plan

 Red Robin Gourmet Burgers

 Amsted Industries -- Consolidated Metco

 Daiichi Sankyo

 Kaiser Foundation Health Plan -- Colorado

 Remy Cointreau USA

 Amsted Industries -- Diamond Chain

 Dallas Fort Worth International Airport

 Kaiser Foundation Health Plan - Georgia

 Rensselaer Polytechnic Institute

 Amsted Industries -- Griffin Pipe

 Danfoss

 Kaiser Foundation Health Plan -- Hawaii

 Restaurants Unlimited

 Amsted Industries -- Means Industries

 Darden Restaurants

 Kaiser Foundation Health Plan -- Mid-Atlantic States

 Restoration Hardware

 Amway -- Alticor

 Darden Restaurants

 Kaiser Foundation Health Plan -- Northern California

 RGA Reinsurance

 Andersons, The

 Darden Restaurants -- Bahama Breeze

 Kaiser Foundation Health Plan -- Northwest Region

 Rhodia

 Andersons, The

 Darden Restaurants -- Olive Garden

 Kaiser Foundation Health Plan -- Ohio

 Rochester Institute of Technology

 Anheuser-Busch InBev -- Anheuser-Busch

 Darden Restaurants -- Red Lobster

 Kaiser Foundation Health Plan -- Southern California

 Rock Bottom Restaurants

 Ann Taylor Stores

 Dave & Buster's

 Kansas City Life Insurance

 Roquette America

 AnnTaylor Stores -- AnnTaylor Loft

 Day & Zimmermann

 Kellogg

 Ross Stores

 AnnTaylor Stores -- AnnTaylor Stores

 Deere

 Kendle

 Ruby Tuesday

 Anonymous Industrial Company

 Deere -- John Deere Credit

 Kenneth Cole Productions

 rue21

 Apple

 Del Monte Foods

 Keygene

 Ruth's Chris Steak House

 Aramark

 Delaware North

 Kforce

 SABIC Innovative Plastics US

 ArcelorMittal

 Delta Dental Plan of Colorado

 King Pharmaceuticals

 SABMiller -- Miller Brewing

 ArcelorMittal Tubular Products

 Denny's

 Knowledge Learning Corporation

 Safe Auto Insurance

 ArcelorMittal Tubular Products Mechanical

 Denso Manufacturing

 Kohl's

 Safeway

 Arch Chemicals

 Diageo North America

 Konica Minolta Graphics Imaging, Inc

 Saint-Gobain

 Arkansas Blue Cross and Blue Shield

 DiaSorin, Inc. USA

 Kraft Foods -- Cadbury Adams

 Saks

 Arkema

 Dick's Sporting Goods

 Krispy Kreme Doughnuts

 Saks -- Off 5th

 Armacell

 DineEquity

 Kruger Products

 Saks -- Saks Direct

 Ashland

 DineEquity -- Applebee's

 Krystal

 Sanofi Pasteur

 Ashland -- Hercules Water Technologies

 DineEquity - IHOP

 KV Pharmaceutical

 Sanofi-Aventis

 Ashland--Aqualon Functional Ingredients

 Dollar General

 L.L. Bean

 Sanofi-Aventis - Puerto Rico

 Associated Materials

 Dollar Tree Stores

 L/B Water Service

 Sasol North America

 Atmos Energy

 Dominion Resources

 La Madeleine de Corps

 Sazerac

 AutoZone

 Dominion Resources -- Dominion Energy

 Lanxess

 Sears Holdings

 AvMed Health Plan

 Dominion Resources -- Dominion Generation

 LaRosa's

 Sears Holdings -- Lands' End

 Avon Products

 Dominion Resources -- VA Power

 Laureate Education

 Securian

 Axcan Pharma

 Domino's Pizza

 Legal Sea Foods

 Sepracor

 Bacardi Limited -- Bacardi USA

 Dow Chemical

 Lehigh Hanson

 Severstal--Severstal North America

 Baker Petrolite

 Dow Chemical--Dow AgroSciences

 Lehigh Hanson -- Building Products

 Shelter Insurance

 Ball

 Dow Corning

 Lehigh Hanson - North Region

 Shippensburg University Foundation

 Bal-Seal Engineering

 DPL

 Lehigh Hanson - South Region

 Shire US

 Barclaycard US

 Dr Pepper Snapple Group

 Lehigh Hanson - West Region

 ShopKo Stores -- ShopKo Stores

 Barilla Pasta US

 DSM Resins -- DSM Chemicals

 LifeWay Christian Resources

 Sierra Southwest Co-Op Services

 Barnes Group Inc.

 DSM Resins--DSM Nutritional Products

 Limited Brands

 Skyy Spirits

 BASF

 DSW

 Limited Brands -- Bath & Body Works

 Sleep Innovations

 BASF--Ciba Specialty Chemicals

 Duke and King Acquisition

 Limited Brands -- Henri Bendel

 Smithfield Foods

 Baxter International

 Duke and King Acquisition -- bd's Mongolian Grill

 Limited Brands -- Victoria's Secret Direct

 Smokey Bones

 Bayer MaterialScience

 Dunkin' Brands

 Limited Brands -- Victoria's Secret Stores

 Sodexo -- Sodexo

 BCS Insurance Company

 Dunkin' Brands -- Baskin-Robbins

 Limited Stores

 Solvay America

 Bebe Stores, Inc.

 Dunkin' Brands -- Dunkin' Donuts

 LIMRA International

 Solvay America -- Solvay Advanced Polymers

 Beiersdorf

 Duquesne Light

 Linde Group, North America Inc.

 Solvay America -- Solvay Chemicals

 Belden

 E & J Gallo Winery

 Liz Claiborne

 Solvay America -- Solvay Solexis

 BELIMO Americas

 E. I. du Pont de Nemours

 Liz Claiborne - Juicy Couture

 Sonic Automotive

 Belk

 E.ON U.S.

 Liz Claiborne - Kate Spade

 Sonic Restaurants

 Benteler North America

 Eagle Ottawa

 Liz Claiborne - Liz Claiborne

 Sonoco Products

 Best Buy

 Eastman Chemical

 Liz Claiborne - Lucky Brand

 South Jersey Industries

 Bethpage Federal Credit Union Inc

 Eat'n Park Hospitality Group

 Logan's Roadhouse

 South Jersey Industries -- Energy Solutions

 Bic Corporation

 Eaton

 LOMA

 South Jersey Industries -- South Jersey Gas

 Big Lots

 Einstein Noah Restaurant Group

 Lonza

 Southern Company

 Biogen

 EKR Therapeutics

 Lopez Foods

 Southern Company -- Georgia Power

 Blue Cross and Blue Shield of Florida

 El Pollo Loco

 Lord & Taylor

 Southern Minnesota Municipal Power Agency

 Blue Cross and Blue Shield of Kansas

 Electric Reliability Council of Texas

 L'Oreal USA

 Southern Star Concrete

 Blue Cross and Blue Shield of Kansas City, MO

 ElectriCities of North Carolina

 Louisiana Workers' Compensation

 Southwest Gas

 Blue Cross and Blue Shield of Massachusetts

 EmblemHealth

 Lowe's

 Sports Authority

 Blue Cross and Blue Shield of Rhode Island

 EmblemHealth -- ConnectiCare

 LSG Sky Chefs

 SRA International

 Blue Cross Blue Shield of Delaware

 Embraer

 Lubrizol

 Stage Stores

 Blue Cross Blue Shield of Nebraska

 EMD Chemicals

 LVMH Moet Hennessy Louis Vuitton -- Moet Hennessy USA

 Stage Stores -- Peebles

 Blue Cross Blue Shield of North Carolina

 EMD Serono

 LyondellBasell Chemical

 Staples

 Blue Cross Blue Shield of South Carolina

 Energy Future Holdings

 MacDermid

 Starbucks

 Blue Cross Blue Shield of South Carolina

 Energy Future Holdings -- TXU Energy

 Macy's

 Summa Health System -- SummaCare

 Blue Shield of California

 Enza Zaden North America, Inc.

 Maidenform Brands

 Sunoco -- Chemical Division

 Bluestar Silicones

 Erie Insurance Group

 Main Street America Group, The

 SuperValu

 BMW Manufacturing

 Evonik Degussa

 Marmon Group -- Union Tank Car

 Symcor

 Bob Evans Farms

 Express

 Mars -- Masterfoods USA

 T.D. Williamson

 Boddie-Noell Enterprises

 Family Dollar Stores

 Massachusetts Society of Certified Public Accountants

 Taco John's International

 BoJangles' Restaurants

 Famous Dave's of America

 Matthews International

 Taco Time

 Bon-Ton Stores

 Fazoli's System Management

 Mazda North American Operations

 Tait Electronics

 Borders Group

 FBL Financial Group

 Mazzio's

 Takeda Pharmaceuticals North America, Inc.

 Boston Beer

 FedEx -- FedEx Express

 McCormick & Company

 Talbots

 Boston Market

 FedEx -- FedEx Office and Print Services

 McDonald's

 Target

 Boston Medical Center HealthNet Plan

 Ferrero USA

 MeadWestvaco

 Tarrant County

 Brambles

 Ferro Corporation

 MeadWestvaco -- Calmar

 Tate & Lyle Americas

 Bravo Health

 Fired Up

 MeadWestvaco -- Community Development & Land Management

 Tate & Lyle Americas -- Custom Ingredients

 Bridgestone Americas

 Firmenich, Incorporated

 MeadWestvaco -- Consumer & Office Products

 Tate & Lyle Americas -- Ingredients Americas

 Brinker International

 First Data

 MeadWestvaco -- Consumer Solutions

 Tate & Lyle Americas -- Tate & Lyle Sucralose

 Brinker International -- Chili's

 FirstEnergy

 MeadWestvaco -- Global Business Services

 Tech Data

 Brinker International -- Maggiano's

 FM Global

 MeadWestvaco -- Packaging Resource Group

 Texas Mutual Insurance

 Bristol-Myers Squibb

 FMC

 MeadWestvaco -- Specialty Chemicals

 Texas Roadhouse

 Brown-Forman

 FMC Corporation - Agricultural Products Group

 Medco Health Solutions

 Texas Society of Certified Public Accountants

 Buckman Laboratories

 FMC Corporation - Industrial Chemicals Group

 Medical Mutual of Ohio

 The Holland, Inc.

 Buffalo Wild Wings

 FMC Corporation - Specialty Chemicals Group

 Medicis Pharmaceutical Corporation

 TJX Companies

 Buffet Partners

 Focused Health Solution

 Meijer

 Tomtom

 Buffet Partners -- Furr's Family Dining

 Fonterra

 Memphis Light, Gas & Water

 TOTAL S.A. -- Total Petrochemicals USA

 Buffets

 Foot Locker

 Merchants Insurance Group

 Toyota Motor North America -- TEMA

 Bunge North America

 Foot Locker, Inc. - Team Edition

 Merz Pharmaceuticals

 Toyota Motor North America -- Toyota Motor Sales, USA

 Bupa

 Footlocker.com/Eastbay

 MetLife

 Toys R Us

 Burger King

 Forbo Flooring

 Michaels Stores

 Tractor Supply

 Burlington Northern and Santa Fe Railway

 Ford Motor

 Michaels Stores -- Aaron Brothers Stores

 Travis County Human Resources Management Department

 Cabela's

 Foresters

 Michelin North America

 Tronox

 Cabot

 Fortune Brands -- Beam Global Spirits & Wine

 Michelman

 Trustmark Insurance

 Calgon Carbon

 Foster's Group -- Foster's Wine Estates Americas

 Millennium Inorganic Chemicals

 Tufts Associated Health Plans

 California Independent System Operator

 Friendly Ice Cream

 Mirant

 Tween Brands

 California State Compensation Insurance Fund

 Frisch's Restaurants

 Mitsubishi International

 Tyson Foods

 Canexus

 Galderma Laboratories

 Modine Manufacturing

 Ulta Salon, Cosmetics & Fragrance

 Career Education Corporation

 Gap

 Molson Coors Brewing

 Umicore

 CareFirst Blue Cross Blue Shield

 Gap -- Banana Republic

 MonierLifetile

 Union Pacific

 Caribou Coffee

 Gap -- Gap Direct

 Moog

 United States Steel

 Carlson Restaurants Worldwide

 Gap -- Gap International

 Morton's Restaurant Group

 UnitedHealth Group

 Carlson Restaurants Worldwide -- Pick Up Stix

 Gap -- Gap Outlet

 Mosaic

 Unitil

 Carlson Restaurants Worldwide -- TGI Friday's

 Gap -- Gap Stores

 Motion Picture Industry Pension and Health Plans

 Universal Parks & Resorts

 Carter's

 Gap -- Old Navy

 Multiplan

 University of Dayton

 Caterpillar

 Garden Fresh Restaurants

 Munich American Reassurance Company

 Uno Restaurant Holding

 CBC Restaurant

 GDF SUEZ Energy -- United Water

 MVP Health Care

 V.F. Corporation

 CBRL Group

 GDF SUEZ Energy North America

 NACCO Materials Handling

 Valley Services

 CBRL Group -- Cracker Barrel Old Country - Retail

 GDF SUEZ Energy--SUEZ Energy Generation North America

 Neighborhood Health Plan

 Valmont Industries

 CEC Entertainment

 GDF SUEZ Energy--SUEZ Energy LNG North America

 Nestle USA

 Valmont Industries -- International

 Centene

 GDF SUEZ Energy--SUEZ Energy Marketing North America

 New Hampshire Public Risk Management Exchange

 Valmont Industries -- Irrigation

 CenterPoint Energy

 GDF SUEZ Energy--SUEZ Energy Retail North America

 New York City Department of Education

 Vicorp Restaurants

 Central Bancompany

 GE Aviation

 New York Power Authority

 VICORP Restaurants -- Village Inn

 Central Bancompany -- Boone County National Bank

 General Electric -- GE Eqp Svcs, Trailer Fleet Svcs

 Newark InOne

 Visa USA

 Central Bancompany -- Central Bank

 GEO Specialty Chemicals

 Newman's Own

 Voith -- Voith Hydro

 Central Bancompany -- Central Mortgage Company

 Georgia Baptist Foundation

 NewMarket

 Voith -- Voith Paper Fabric & Roll Systems Inc

 Central Bancompany -- Central Technology Services

 Georgia Gulf

 Nissan North America

 Vopak North America

 Central Bancompany -- Central Trust and Investment Company

 Gerdau AmeriSteel

 Nitto Denko America -- Permacel Automotive

 Wal-mart Stores

 Central Bancompany -- City Bank and Trust

 Gilead Sciences

 Noodles

 Wal-Mart Stores -- Sam's Club

 Central Bancompany -- Empire Bank

 GL Industrial Services

 Noranda Aluminum

 Wal-Mart Stores -- Stores and Super Stores

 Central Bancompany -- First Central Bank

 Glatfelter

 Noranda Aluminum - Gramercy

 Walt Disney -- Walt Disney World Parks and Resorts

 Central Bancompany -- First National Bank Audrain County

 Global Cash Access

 Noranda Aluminum -- Noranda Primary

 Wellmark Blue Cross Blue Shield

 Central Bancompany -- First National Bank of St. Louis

 GNC

 Noranda Aluminum -- Norandal

 WellPoint

 Central Bancompany -- Jefferson Bank of Missouri

 Golden Corral

 Nordstrom

 Wendy's / Arby's Group

 Central Bancompany -- Metcalf Bank

 Goodrich

 Nordstrom, Inc. - Nordstrom Rack

 Wendy's / Arby's Group -- Arby's

 Central Bancompany -- ONB Bank

 GrafTech International

 NOVA Chemicals

 Wendy's / Arby's Group -- Wendy's

 Central Bancompany -- Ozark Mountain Bank

 Griffith Laboratories USA

 Novo Nordisk

 West Ed

 Central Bancompany -- Third National Bank

 Group Health Cooperative

 NPC

 Western Union

 Central Vermont Public Service

 Groupe SEB

 NuStar Energy L.P.

 Westlake Chemical

 Champion Technologies

 GSI Commerce, Inc.

 Occidental Petroleum -- Occidental Chemical

 Whataburger

 Champion Technologies -- Corsicana Technologies

 Guest Services

 O'Charley's

 White Castle System

 Champs Sports

 Gulfstream

 O'Charley's -- Ninety Nine Restaurant & Pub

 Wienerberger -- General Shale Brick

 Charles Schwab

 Gymboree

 O'Charley's -- O'Charley's

 William Grant & Sons

 Charming Shoppes

 H.B. Fuller

 O'Charley's -- Stoney River

 Williams-Sonoma

 Charming Shoppes - Catherine's

 Hallmark Cards

 Octapharma

 Williams-Sonoma -- Pottery Barn

 Charming Shoppes - Fashion Bug

 Hallmark Cards - Retail

 Office Depot

 Williams-Sonoma -- Pottery Barn Kids

 Charming Shoppes - Lane Bryant

 Handy & Harman

 OfficeMax

 Williams-Sonoma -- West Elm

 Charming Shops - outlets

 Hard Rock Cafe

 Old Dominion Electric Cooperative

 Williams-Sonoma -- Williams-Sonoma Stores

 Checkers Drive-In Restaurants

 Harris Teeter

 Olin -- Chlor Alkali

 Wills Group

 Cheesecake Factory

 Harvard Pilgrim Health Care

 optionsXpress

 WireCo

 Chemtura

 Harvard Vanguard Medical Associates

 Orlando Utilities Commission

 Workers Compensation Fund

 Cheniere Energy, Inc.

 Health Care Service Corporation

 OSI Restaurant Partners

 Workforce Safety Insurance

 Chester County Intermediate Unit

 Health Net

 OSI Restaurant Partners -- Bonefish Grill

 Yum! -- KFC

 Chevron Phillips Chemical

 Health New England

 OSI Restaurant Partners -- Carrabba's Italian Grill

 Yum! -- Long John Silver's

 Chicago Mercantile Exchange

 Health Partners

 OSI Restaurant Partners -- Fleming's Prime Steakhouse

 Yum! -- Pizza Hut

 Chico's FAS

 HealthPartners

 OSI Restaurant Partners -- Outback Steakhouse

 Yum! -- Taco Bell

 Chico's FAS -- Chico's

 HealthSpring

 OSI Restaurant Partners -- Roy's

 Zale

 Chico's FAS - Soma Intimates

 Heineken USA

 OSI Restaurant Partners, Inc. - Outback Steakhouse Internati

 Zep Inc.

 Chico's FAS -- White House/Black Market

 Helmerich & Payne, Inc.

 Otsuka

 ZF Group -- North American Operations

 Children's Place

 Helzberg Diamonds

 P.F. Chang's China Bistro

 Chipotle Mexican Grill

 Hershey Foods

 P.F. Chang's China Bistro -- P.F. Chang's

 Chiquita Brands International

 Hexagon Metrology

 P.F. Chang's China Bistro -- Pei Wei

 Chrysler

 Hexion Specialty Chemicals

 Paddock Laboratories

 CHS

 hhgregg

 Panda Restaurant Group

 CHS -- Energy

 Hillsborough County Civil Service Board

 Panera Bread

 Hillwood Development

LaBarge, Inc.

ANNUAL MEETING OF STOCKHOLDERS

November 17, 2010

4:00 P.M.

The undersigned hereby appoints Craig E. LaBarge and Donald H. Nonnenkamp, or either of them acting in the absence of the other, proxies for the undersigned, with full power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of LaBarge, Inc. to be held at the offices of the Company, located at 9900 Clayton Road, St. Louis, Missouri, on November 17, 2010, at 4:00 P.M. St. Louis time, and at any adjournments thereof, in accordance with the instructions on the reverse side of this form, and with discretionary authority with respect to such other matters not known or determined at the time of the solicitation of this proxy, as may properly come before said meeting or any adjournments thereof.
Stockholders who do not attend the Annual Meeting in person are invited to listen to an audio recording of the meeting, which will be accessible through the Company’s Web site at http://www.labarge.com.

The undersigned hereby revokes any proxies heretofore given in connection with the Annual Meeting and directs said persons to use this proxy to act or vote as follows:

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

LaBarge, Inc.— ANNUAL MEETING, NOVEMBER 17, 2010

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available online at:

http://www.cfpproxy.com/5197

You can vote in one of three ways:

 1.

 Call toll free 1-866-860-0411 on a Touch-Tone Phone.  There is NO CHARGE to you for this call.

 or

 2.

 Via the Internet at https://www.proxyvotenow.com/lbi and follow the instructions.

 or

 3.

 Mark, sign, and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

5197

REVOCABLE PROXY

LaBarge, Inc.

 X

 PLEASE MARK VOTES AS IN THIS EXAMPLE

 ANNUAL MEETING OF STOCKHOLDERS
 November 17, 2010

 For

 With-hold

 For All

 All

 Except

 Proposal 1.

 Election of Directors:

      Class C —

 (01)    Robert G. Clark

 (02)    Jack E. Thomas, Jr.

 INSTRUCTION:

 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write that nominee’s name in the space provided below.

The Board of Directors recommends that you vote “FOR” the election of the nominees listed above.

 For

 Against

 Abstain

 Proposal 2.

 Proposal to ratify the selection of KPMG LLP as Independent Registered Public Accountants for the fiscal year ending July 3, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

 The Board of Directors recommends that you vote “FOR” ratification of the selection of KPMG LLP.

NOTE:   Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

 Please be sure to date and sign this instruction card in the box below.

      Date:

         Sign above

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

 Stockholders of records have three ways to vote:

 1.

 By Mail; or

 2.

 By Telephone (using a touch-tone phone); or

 3.

 By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and retuned this proxy. Please note telephone and Internet votes must be cast prior to 3 A.M.
Eastern Time on November 17, 2010. It is not necessary to return this proxy if you vote by telephone or Internet.

 Vote by Telephone
 Call toll-free on a touch-tone phone anytime prior to
 3 A.M. Eastern Time on November 17, 2010:
 1-866-860-0411

 Vote by Internet
 Anytime prior to
 3 A.M. Eastern Time on November 17, 2010, go to:
 https://www.proxyvotenow.com/lbi

Please note that the last vote received, whether by telephone, Internet or mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:  http://www.cfpproxy.com/5197

Your vote is important!